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                                                                     EXHIBIT 5.1

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP.



                                  June 26, 2000


Smith Micro Software, Inc.
51 Columbia
Aliso Viejo, CA  92656


               Re: Smith Micro Software, Inc. - Registration Statement on Form S-8 for Offering of 1,750,000 Shares of Common Stock
                    ---------------------------------------------------------


Ladies and Gentlemen:

               We have acted as counsel to Smith Micro Software, Inc., a Delaware corporation (the "Company") in connection with the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional increase of 1,750,000 shares of the Company's common stock (the "Shares") for issuance under the Company's 1995 Stock Option/Stock Issuance Plan, as amended (the "Option Plan").

               This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

               We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendments of the Option Plan. Based on such review, we are of the opinion that, if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Option Plan and in accordance with the Registration Statement or (b) duly authorized direct stock issuances in accordance with the Option Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

               We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

               This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Plan or the Shares issuable under such plans.



                                            Very truly yours,



                                            /s/ Brobeck, Phleger & Harrison LLP
                                            ------------------------------------
                                                BROBECK, PHLEGER & HARRISON LLP